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                                                                    EXHIBIT 77H

For Columbia U.S. Government Mortgage Fund:

During the fiscal year ended May 31, 2012, the Fund served as an underlying investment of affiliated funds-of-funds. The Columbia LifeGoal portfolios, Columbia Portfolio Builder funds, Columbia Income Builder Fund, Columbia Variable Portfolio - Asset Allocation Fund and Columbia 529 Plan investments and Columbia Management Investment Advisers, LLC through its initial capital investment, were owners of record of more than 25% of the outstanding shares of the Fund.

For Columbia Commodity Strategy Fund:

During the fiscal year ended May 31, 2012, the Fund served as an underlying investment of affiliated funds-of-funds. The Columbia LifeGoal portfolios, Columbia Variable Portfolio - Asset Allocation Fund and Columbia Management Investment Advisers, LLC through its initial capital investment, were owners of record of more than 25% of the outstanding shares of the Fund.

For Columbia Absolute Return Multi-Strategy Fund:

During the fiscal year ended May 31, 2012, the Fund served as an underlying investment of affiliated funds-of-funds. The Columbia LifeGoal portfolios, Columbia Portfolio Builder funds, Columbia Income Builder Fund, Columbia Retirement Plus funds, Columbia Variable Portfolio - Asset Allocation Fund and Ameriprise Financial Services, Inc., through its initial capital investment, were owners of record of more than 25% of the outstanding shares of the Fund.

For Columbia Absolute Return Enhanced Multi-Strategy Fund:

During the fiscal year ended May 31, 2012, the Fund served as an underlying investment of affiliated funds-of-funds. The Columbia Portfolio Builder funds and Columbia Management Investment Advisers, LLC through its initial capital investment, were owners of record of more than 25% of the outstanding shares of the Fund.

For Columbia Absolute Return Emerging Markets Macro Fund:

During the fiscal year ended May 31, 2012, the Fund served as an underlying investment of affiliated funds-of-funds. The Columbia Portfolio Builder funds and Columbia Management Investment Advisers, LLC through its initial capital investment, were owners of record of more than 25% of the outstanding shares of the Fund.

For Columbia Flexible Capital Income Fund

During the fiscal year ended May 31, 2012, the Fund served as an underlying investment of affiliated funds-of-funds. The Columbia LifeGoal portfolios, Columbia Portfolio Builder funds and Columbia Management Investment Advisers, LLC through its initial capital investment, were owners of record of more than 25% of the outstanding shares of the Fund.